Exhibit 99.1

FOR IMMEDIATE RELEASE

Ultimate Reports Q3 2014 Financial Results

•	Record Recurring Revenues of $107.4 Million, Up by 26%

•	Record Total Revenues of $127.4 Million, Up by 24%

•	Non-GAAP Operating Income of $25.2 Million, Up by 25%

Weston, FL, October 28, 2014 — Ultimate Software (Nasdaq: ULTI), a leading cloud provider of people management solutions, announced today its financial results for the third quarter of 2014. For the quarter ended September 30, 2014, Ultimate reported recurring revenues of $107.4 million, a 26% increase, and total revenues of $127.4 million, a 24% increase, both compared with 2013’s third quarter. GAAP net income for the third quarter of 2014 was $19.7 million, or $0.67 per diluted share, versus GAAP net income of $6.3 million, or $0.22 per diluted share, for the third quarter of 2013.

Non-GAAP net income for the third quarter of 2014, which excludes stock-based compensation expense, amortization of acquired intangible assets and an income tax benefit for research and development tax credits, was $14.8 million, or $0.50 per diluted share. Non-GAAP net income for the third quarter of 2013, which excludes stock-based compensation expense and amortization of acquired intangible assets was $11.7 million, or $0.40 per diluted share. See “Use of Non-GAAP Financial Information” below.

“In this year’s third quarter, we executed as planned with our recurring revenues and total revenues, positioning us well to achieve our 2014 objectives. Our operating margin came in slightly above our projections, and our recurring revenue customer retention rate for the rolling twelve-month period was once again above 96%,” said Scott Scherr, CEO, president, and founder of Ultimate.

“Earlier this month, we previewed our new UltiPro Onboarding solution at the HR Technology Conference in Las Vegas to a standing-room-only audience of prospects, industry analysts, and our customers. We were pleased with the many positive reviews for its innovative design and focus on welcoming and engaging new employees even before they arrive for their first day of work. UltiPro Onboarding enables dynamic content such as video messages from executives, managers, and co-workers and gives new hires the ability to connect with fellow team members, request a mentor, engage in self-directed learning through a feature called ‘Unlock Your Potential,’ and complete compliance and other required documents.”

Ultimate’s financial results teleconference will be held today, October 28, 2014, at 5:00 p.m. Eastern Time, through Vcall at http://www.investorcalendar.com/IC/CEPage.asp?ID=172441. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern Time today. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance will be discussed during the teleconference call.

Financial Highlights

•
Recurring revenues grew by 26% for the third quarter of 2014 as compared with 2013's third quarter. The increase was primarily attributable to revenue growth from our cloud offering. Recurring revenues were 84% of total revenues for the third quarter of 2014.

•	Ultimate’s total revenues for the third quarter of 2014 increased by 24% as compared with those for the third quarter of 2013.

•
Our operating income increased by 25%, on a non-GAAP basis, for the third quarter of 2014 to $25.2 million as compared with $20.2 million for the same period of 2013. GAAP operating income was $13.6 million for the third quarter of 2014, representing an increase of 12.3% in comparison with the same period of 2013.

•
Our non-GAAP operating margin for the third quarter of 2014 was 19.8% versus 19.6% for the third quarter of 2013. Our GAAP operating margin was 10.7% for the third quarter of 2014 versus 11.7% for the third quarter of 2013.

•	Ultimate’s annualized retention rate, on a rolling twelve-month basis, exceeded 96% for its existing recurring revenue customer base as of September 30, 2014.

•	Net income, on a non-GAAP basis, for the third quarter of 2014 increased to $14.8 million as compared with $11.7 million for the third quarter of 2013.

•
Included in GAAP net income for the three and nine months ended September 30, 2014 was a one-time $12.1 million tax credit for research and development activities for federal and state income tax purposes, covering years 1998 through 2013.

•
Cash flows from operating activities for the quarter ended September 30, 2014 were $23.1 million, compared with $21.8 million for the same period of 2013. For the nine months ended September 30, 2014, Ultimate generated $64.1 million in cash from operations, compared with $54.3 million for the nine months ended September 30, 2013. The combination of cash, cash equivalents, and marketable securities was $110.6 million as of September 30, 2014, compared with $90.2 million as of December 31, 2013.

•	Days sales outstanding were 64 days at September 30, 2014, representing a reduction of six days compared with days sales outstanding at December 31, 2013.

Stock Repurchases

During the nine-month period ended September 30, 2014, we used $20.0 million to acquire 162,791 shares of our $0.01 par value common stock ("Common Stock") under our previously announced stock repurchase plan ("Stock Repurchase Plan") and we used $12.2 million to acquire 77,067 shares of our Common Stock to settle employees’ tax withholding obligations associated with their restricted stock that vested during the period. We have 783,374 shares available for repurchase under our Stock Repurchase Plan.

Financial Outlook

Ultimate provides the following financial guidance for the 2014 full year and preliminary financial guidance for the 2015 full year:

For the year 2014:

•	Recurring revenues to increase by approximately 25% over 2013,

•	Total revenues to increase by approximately 23% over 2013, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 20%.

For the year 2015, preliminary:

•	Recurring revenues to increase by approximately 23% over 2014,

•	Total revenues to increase by approximately 22% over 2014, and

•	Operating margin, on a non-GAAP basis (discussed below), in excess of 20%.

Operating margin expectations were determined on a non-GAAP basis using the methodologies identified under the caption “Use of Non-GAAP Financial Information” in this press release.

Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Ultimate’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in Ultimate’s quarterly operating results, concentration of Ultimate’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Ultimate’s filings with the Securities and Exchange Commission. Ultimate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate Software
Ultimate is a leading cloud provider of people management solutions, with more than 17 million people records in its cloud. Ultimate’s award-winning UltiPro delivers HR, payroll, talent, and time and labor management solutions that connect people with the information they need to work more effectively. Founded in 1990, the company is headquartered in Weston, Florida, and employs more than 2,200 professionals. In 2014, Ultimate was ranked #20 on FORTUNE’s list of the 100 Best Companies to Work For; ranked #8 on Forbes magazine’s list of the 100 Most Innovative Growth Companies; and recognized as a ‘Leader’ in Nucleus Research’s HCM Technology Value Matrix. Also in 2014, Great Rated! ranked Ultimate #3 on its list of Top 20 Great Technology Workplaces. Ultimate has more than 2,700 customers with employees in 150 countries, including Bloomin’ Brands, Culligan International, Major League Baseball, Pep Boys,  Texas Roadhouse, and Yamaha Corporation of America. More information on Ultimate’s products and services for people management can be found at www.ultimatesoftware.com.

UltiPro is a registered trademark of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact: Mitchell K. Dauerman
Chief Financial Officer and Investor Relations
Phone: 954-331-7369
Email: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Recurring	$107,362	$85,244	$306,888	$244,080
Services	20,047	17,703	63,096	53,540
License	22	161	522	874
Total revenues	127,431	103,108	370,506	298,494
Cost of revenues:
Recurring	30,598	23,384	85,974	67,755
Services	21,528	18,935	64,639	56,693
License	5	35	88	198
Total cost of revenues	52,131	42,354	150,701	124,646
Gross profit	75,300	60,754	219,805	173,848
Operating expenses:
Sales and marketing	28,104	22,481	86,395	68,063
Research and development	21,419	17,095	61,572	50,089
General and administrative	12,172	9,067	34,475	26,279
Total operating expenses	61,695	48,643	182,442	144,431
Operating income	13,605	12,111	37,363	29,417
Other income (expense):
Interest and other expense	(104)	(67)	(276)	(203)
Other income, net	82	32	253	79
Total other expense, net	(22)	(35)	(23)	(124)
Income before income taxes	13,583	12,076	37,340	29,293
Benefit (provision) for income taxes	6,073	(5,776)	(4,438)	(13,571)
Net income	$19,656	$6,300	$32,902	$15,722
Net income per share:
Basic	$0.69	$0.23	$1.16	$0.57
Diluted	$0.67	$0.22	$1.12	$0.54
Weighted average shares outstanding:
Basic	28,285	27,871	28,246	27,695
Diluted	29,306	29,095	29,302	28,930

The following table sets forth the stock-based compensation expense resulting from stock-based arrangements (excluding the income tax effect, or “gross”) and the amortization of acquired intangibles that are recorded in Ultimate’s unaudited condensed consolidated statements of income for the periods indicated (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Stock-based compensation expense:
Cost of recurring revenues	$1,402	$1,009	$4,024	$2,846
Cost of services revenues	1,122	868	3,310	2,692
Sales and marketing	5,015	3,352	14,749	9,633
Research and development	1,198	892	3,646	2,478
General and administrative	2,613	2,004	7,637	5,851
Total non-cash stock-based compensation expense	$11,350	$8,125	$33,366	$23,500

Amortization of acquired intangibles:
General and administrative	286	—	861	–
Total amortization of acquired intangibles	$286	$—	$861	$—

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of	As of
	September 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$99,923	$79,794
Investments in marketable securities	8,711	8,682
Accounts receivable, net	88,144	85,676
Prepaid expenses and other current assets	34,729	29,374
Deferred tax assets, net	909	1,015
Total current assets before funds held for clients	232,416	204,541
Funds held for clients	378,839	262,227
Total current assets	611,255	466,768
Property and equipment, net	82,188	58,186
Goodwill	25,774	26,942
Investments in marketable securities	1,973	1,771
Intangible assets, net	7,218	8,274
Other assets, net	19,284	17,340
Deferred tax assets, net	35,619	18,913
Total assets	$783,311	$598,194
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,935	$6,422
Accrued expenses	32,374	26,040
Deferred revenue	105,809	102,686
Capital lease obligations	3,675	2,949
Other borrowings	632	2,264
Total current liabilities before client fund obligations	150,425	140,361
Client fund obligations	378,839	262,227
Total current liabilities	529,264	402,588
Deferred revenue	200	498
Deferred rent	2,281	2,687
Capital lease obligations	3,454	2,240
Other borrowings	—	593
Deferred income tax liability	1,131	1,371
Total liabilities	536,330	409,977

Stockholders’ equity:
Preferred Stock, $.01 par value	—	—
Series A Junior Participating Preferred Stock, $.01 par value	—	—
Common Stock, $.01 par value	325	321
Additional paid-in capital	362,602	315,691
Accumulated other comprehensive loss	(2,514)	(1,442)
Accumulated earnings (deficit)	25,093	(7,809)
	385,506	306,761
Treasury stock, at cost	(138,525)	(118,544)
Total stockholders’ equity	246,981	188,217
Total liabilities and stockholders’ equity	$783,311	$598,194

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net income	$32,902	$15,722
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,157	11,765
Provision for doubtful accounts	1,747	1,762
Non-cash stock-based compensation expense	33,366	23,500
Income taxes	3,968	13,392
Excess tax benefit from employee stock plan	(20,808)	(14,803)
Changes in operating assets and liabilities:
Accounts receivable	(4,215)	(5,204)
Prepaid expenses and other current assets	(5,355)	(2,521)
Other assets	(1,944)	(178)
Accounts payable	1,513	(2,143)
Accrued expenses and deferred rent	5,928	9,788
Deferred revenue	2,825	3,206
Net cash provided by operating activities	64,084	54,286
Cash flows from investing activities:
Purchases of marketable securities	(8,335)	(8,746)
Maturities of marketable securities	8,096	8,838
Net purchases of client funds securities	(116,612)	(51,090)
Purchases of property and equipment	(31,255)	(20,962)
Net cash used in investing activities	(148,106)	(71,960)
Cash flows from financing activities:
Repurchases of Common Stock	(19,981)	—
Net proceeds from issuances of Common Stock	4,629	7,236
Excess tax benefits from employee stock plan	20,808	14,803
Shares acquired to settle employee tax withholding liability	(12,181)	(8,278)
Principal payments on capital lease obligations	(2,996)	(2,696)
Repayments of other borrowings	(2,225)	(1,891)
Net increase in client fund obligations	116,612	51,090
Net cash provided by financing activities	104,666	60,264
Effect of exchange rate changes on cash	(515)	(486)
Net increase in cash and cash equivalents	20,129	42,104
Cash and cash equivalents, beginning of period	79,794	58,817
Cash and cash equivalents, end of period	$99,923	$100,921

Supplemental disclosure of cash flow information:
Cash paid for interest	$235	$268
Cash paid for taxes	$468	$381

Non-cash investing and financing activities:
Capital lease obligations to acquire new equipment	$4,936	$2,664
Stock consideration adjustment recorded for acquisitions	$(818)	$—

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Non-GAAP operating income reconciliation:
Operating income	13,605	12,111	37,363	29,417
Operating income, as a % of total revenues	10.7%	11.7%	10.1%	9.9%
Add back:
Non-cash stock-based compensation expense	$11,350	$8,125	$33,366	$23,500
Non-cash amortization of acquired intangible assets	286	—	861	—
Non-GAAP operating income	$25,241	$20,236	$71,590	$52,917
Non-GAAP operating income, as a % of total revenues	19.8%	19.6%	19.3%	17.7%

Non-GAAP net income reconciliation:
Net income	$19,656	$6,300	$32,902	$15,722
Add back:
Non-cash stock-based compensation expense	11,350	$8,125	$33,366	$23,500
Non-cash amortization of acquired intangible assets	286	—	861	—
Income tax effect of above two items	(4,456)	(2,708)	(13,176)	(8,601)
Research and development tax credits	(12,084)	—	(12,084)	—
Non-GAAP net income	$14,752	$11,717	41,869	$30,621

Non-GAAP net income, per diluted share, reconciliation: (1)
Net income, per diluted share	$0.67	$0.22	1.12	0.54
Add back:
Non-cash stock-based compensation expense	0.38	0.28	1.14	0.81
Non-cash amortization of acquired intangible assets	0.01	—	0.03	—
Income tax effect of above two items	(0.15)	(0.10)	(0.45)	(0.30)
Research and development tax credits	(0.41)	—	(0.41)	—
Non-GAAP net income, per diluted share	$0.50	$0.40	$1.43	$1.05
Shares used in calculation of GAAP and non-GAAP net income per share:
Basic	28,285	27,871	28,246	27,695
Diluted	29,306	29,095	29,302	28,930
(1) The non-GAAP net income per diluted share reconciliation is calculated on a diluted weighted average share basis for GAAP net income periods.

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures. Ultimate believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Ultimate’s financial condition and results of operations. Ultimate’s management uses these non-GAAP results to compare Ultimate’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to Ultimate’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.

These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded from the non-GAAP financial measures.

To compensate for these limitations, Ultimate presents its non-GAAP financial measures in connection with its GAAP results. Ultimate strongly urges investors and potential investors in Ultimate’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate its business.

Ultimate presents the following non-GAAP financial measures in this press release: non-GAAP operating income, non-GAAP operating income, as a percentage of total revenues (or non-GAAP operating margin), non-GAAP net income and non-GAAP net income, per diluted share. We exclude the following items from these non-GAAP financial measures as appropriate:

Stock-based compensation expense. Ultimate’s non-GAAP financial measures exclude stock-based compensation expense, which consists of expenses for stock options and stock and stock unit awards recorded in accordance with Accounting Standards Codification 718, “Compensation – Stock Compensation.” For the three and nine months ended September 30, 2014, stock-based compensation expense was $11.4 million and $33.4 million, respectively, on a pre-tax basis. For the three and nine months ended September 30, 2013, stock-based compensation expense was $8.1 million and $23.5 million, respectively, on a pre-tax basis. Stock-based compensation expense is excluded from the non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates the comparison of results of ongoing operations for current and future periods with such results from past periods. For GAAP net income periods, non-GAAP reconciliations are calculated on a diluted weighted average share basis.

Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. For the three and nine months ended September 30, 2014, the amortization of acquired intangible assets was $0.3 million and $0.9 million, respectively. There was no amortization of acquired intangible assets for the three and nine months ended September 30, 2013. Amortization of acquired intangible assets is excluded from Ultimate’s non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Research and development tax credits. In accordance with GAAP, net income includes an income tax benefit for research and development tax credits for federal and state income tax purposes related to the tax years from 1998 through 2013. For the three and nine months ended September 30, 2014, the research and development tax credit was $12.1 million. There was no research and development tax credit for the three and nine months ended September 30, 2013. Research and development tax credits are excluded from Ultimate’s non-GAAP financial measures at this time because they are a tax benefit that relates to prior periods and that Ultimate does not consider part of ongoing operations when assessing its financial performance.